                                                                  EXECUTION COPY



                                   $90,000,000

                                CREDIT AGREEMENT

                                      among

                             GREY GLOBAL GROUP INC.,

       The Foreign Subsidiary Borrowers from Time to Time Parties Hereto,

              The Several Lenders from Time to Time Parties Hereto,

                                 HSBC BANK USA,
                             as Documentation Agent,

                              FLEET NATIONAL BANK,
                              as Syndication Agent,

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                          Dated as of December 21, 2001




          J.P. MORGAN SECURITIES INC., as Lead Arranger and Bookrunner

                                TABLE OF CONTENTS
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SECTION 1.            DEFINITIONS.................................................................................1

         1.1     Defined Terms....................................................................................1
         1.2     Other Definitional Provisions...................................................................20
         1.3     Currency Conversion.............................................................................20

SECTION 2.            AMOUNT AND TERMS OF REVOLVING COMMITMENTS..................................................20

         2.1     Revolving Commitments...........................................................................20
         2.2     Procedure for Revolving Loan Borrowing..........................................................22
         2.3     Swingline Commitment............................................................................24
         2.4     Procedure for Swingline Borrowing; Refunding of Swingline Loans.................................24
         2.5     Commitment Fees, etc............................................................................25
         2.6     Termination or Reduction of Revolving Commitments...............................................26
         2.7     L/C Commitment..................................................................................26
         2.8     Procedure for Issuance of Letter of Credit......................................................27
         2.9     Fees and Other Charges..........................................................................27
         2.10    L/C Participations..............................................................................27
         2.11    Reimbursement Obligation of the Company.........................................................28
         2.12    Obligations Absolute............................................................................29
         2.13    Letter of Credit Payments.......................................................................29
         2.14    Applications....................................................................................29
         2.15    Extension Option................................................................................29
         2.16    Optional Prepayments............................................................................30
         2.17    Mandatory Prepayments and Revolving Commitment Reductions.......................................31
         2.18    Conversion and Continuation Options.............................................................31
         2.19    Limitations on Eurocurrency Tranches............................................................32
         2.20    Interest Rates and Payment Dates................................................................32
         2.21    Computation of Interest and Fees................................................................33
         2.22    Inability to Determine Interest Rate............................................................33
         2.23    Pro Rata Treatment and Payments.................................................................34
         2.24    Requirements of Law; Illegality.................................................................35
         2.25    Taxes...........................................................................................38
         2.26    Indemnity.......................................................................................40
         2.27    Change of Lending Office........................................................................40
         2.28    Replacement of Lenders..........................................................................40
         2.29    Foreign Currency Exchange Rate..................................................................41

SECTION 3.            REPRESENTATIONS AND WARRANTIES.............................................................41

         3.1     Financial Condition.............................................................................41
         3.2     No Change.......................................................................................42
         3.3     Existence; Compliance with Law..................................................................42
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                                     - i -
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         3.4     Power; Authorization; Enforceable Obligations...................................................42
         3.5     No Legal Bar....................................................................................42
         3.6     Litigation......................................................................................43
         3.7     No Default......................................................................................43
         3.8     Ownership of Property; Liens....................................................................43
         3.9     Intellectual Property...........................................................................43
         3.10    Taxes...........................................................................................43
         3.11    Federal Regulations.............................................................................43
         3.12    ERISA...........................................................................................44
         3.13    Investment Company Act; Other Regulations.......................................................44
         3.14    Subsidiaries....................................................................................44
         3.15    Use of Proceeds.................................................................................44
         3.16    Environmental Matters...........................................................................44
         3.17    Accuracy of Information, etc....................................................................45

SECTION 4.            CONDITIONS PRECEDENT.......................................................................46

         4.1     Conditions to Effectiveness.....................................................................46
         4.2     Conditions to Initial Extension of Credit.......................................................46
         4.3     Conditions to Each Extension of Credit..........................................................47
         4.4     Additional Conditions Applicable to the Foreign Subsidiary Borrowers............................47

SECTION 5.            AFFIRMATIVE COVENANTS......................................................................48

         5.1     Financial Statements............................................................................49
         5.2     Certificates; Other Information.................................................................49
         5.3     Payment of Obligations..........................................................................50
         5.4     Maintenance of Existence; Compliance............................................................50
         5.5     Maintenance of Property; Insurance..............................................................50
         5.6     Inspection of Property; Books and Records; Discussions..........................................50
         5.7     Notices.........................................................................................51

SECTION 6.            NEGATIVE COVENANTS.........................................................................51

         6.1     Financial Condition Covenants...................................................................51
         6.2     Indebtedness....................................................................................51
         6.3     Liens...........................................................................................52
         6.4     Fundamental Changes.............................................................................53
         6.5     Disposition of Property.........................................................................54
         6.6     Restricted Payments.............................................................................54
         6.7     Optional Payments and Modifications of Certain Debt Instruments; Synthetic Purchase Agreements..54
         6.8     Transactions with Affiliates....................................................................55
         6.9     Sales and Leasebacks............................................................................55
         6.10    Changes in Fiscal Periods.......................................................................55
         6.11    Negative Pledge Clauses.........................................................................55
         6.12    Clauses Restricting Subsidiary Distributions....................................................55

                                     - ii -
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         6.13    Lines of Business...............................................................................56
         6.14    Note Agreements.................................................................................56
         6.15    Hedge Agreements................................................................................56

SECTION 7.            GUARANTEE..................................................................................56

         7.1     Guarantee.......................................................................................56
         7.2     Right of Set-off................................................................................57
         7.3     No Subrogation..................................................................................57
         7.4     Amendments, etc. with respect to the Foreign Subsidiary Borrower Obligations; Waiver of Rights..57
         7.5     Guarantee Absolute and Unconditional............................................................58
         7.6     Reinstatement...................................................................................59

SECTION 8.            EVENTS OF DEFAULT..........................................................................59


SECTION 9.            THE AGENTS.................................................................................62

         9.1     Appointment.....................................................................................62
         9.2     Delegation of Duties............................................................................62
         9.3     Exculpatory Provisions..........................................................................63
         9.4     Reliance by Administrative Agent................................................................63
         9.5     Notice of Default...............................................................................63
         9.6     Non-Reliance on Agents and Other Lenders........................................................64
         9.7     Indemnification.................................................................................64
         9.8     Agent in Its Individual Capacity................................................................65
         9.9     Successor Administrative Agent..................................................................65
         9.10    Documentation Agent and Syndication Agent.......................................................65

SECTION 10.           MISCELLANEOUS..............................................................................65

         10.1    Amendments and Waivers..........................................................................65
         10.2    Notices.........................................................................................67
         10.3    No Waiver; Cumulative Remedies..................................................................68
         10.4    Survival of Representations and Warranties......................................................68
         10.5    Payment of Expenses and Taxes...................................................................68
         10.6    Successors and Assigns; Participations and Assignments..........................................69
         10.7    Adjustments; Set-off............................................................................72
         10.8    Counterparts....................................................................................72
         10.9    Severability....................................................................................73
         10.10   Integration.....................................................................................73
         10.11   GOVERNING LAW...................................................................................73
         10.12   Submission To Jurisdiction; Waivers.............................................................73
         10.13   Acknowledgements................................................................................74
         10.14   Confidentiality.................................................................................75
         10.15   WAIVERS OF JURY TRIAL...........................................................................75
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                                     - iii -
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         10.16   Conversion of Currencies........................................................................75

SCHEDULES:

1.1A      Revolving Commitments
3.4       Consents, Authorizations, Filings and Notices
3.14      Subsidiaries
4.1(d)    Lien Search Jurisdictions
6.3       Liens Securing Indebtedness of Subsidiaries
6.12      Restrictive Agreements

EXHIBITS:

A         Form of Compliance Certificate
B         Form of Closing Certificate
C         Form of Assignment and Acceptance
D         Form of Legal Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
E         Form of Exemption Certificate
F         Form of Joinder Agreement
G         Form of Legal Opinion of Counsel to Foreign Subsidiary Borrowers

         CREDIT AGREEMENT (this "Agreement"), dated as of December 21, 2001, among GREY GLOBAL GROUP INC., a Delaware corporation (the "Company"), the Foreign Subsidiary Borrowers from time to time parties hereto, the several banks and other financial institutions or entities from time to time parties hereto (the "Lenders"), HSBC BANK USA, as documentation agent (in such capacity, the "Documentation Agent"), FLEET NATIONAL BANK, as syndication agent (in such capacity, the "Syndication Agent"), and JPMORGAN CHASE BANK, as administrative agent.

         The parties hereto hereby agree as follows:

                           SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

         "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the higher of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

         "Adjustment Date": as defined in the definition of Applicable Margin.

         "Administrative Agent": JPMorgan Chase Bank, together with its affiliates, as the arranger of the Revolving Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors; it being understood that matters concerning Foreign Currency Loans will be administered by Chase Manhattan International Limited and therefore all notices concerning such Foreign Currency Loans will be required to be given at the London Funding Office.

         "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                                                                               2

         "Agents": the collective reference to the Syndication Agent, the Documentation Agent and the Administrative Agent.

         "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the sum of (a) the amount of such Lender's Dollar Revolving Commitment then in effect or, if the Dollar Revolving Commitments have been terminated, the amount of such Lender's Dollar Revolving Extensions of Credit then outstanding and (b) the amount of such Lender's Multicurrency Revolving Commitment then in effect or, if the Multicurrency Revolving Commitments have been terminated, the amount of such Lender's Multicurrency Revolving Extensions of Credit then outstanding.

         "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

         "Agreement": as defined in the preamble hereto.

         "Agreement Currency": as defined in Section 10.16(b).

         "Applicable Creditor": as defined in Section 10.16(b).

         "Applicable Margin": 0%, in the case of ABR Loans, and 1%, in the case of Eurocurrency Loans; provided that, on and after the first Adjustment Date occurring after the completion of the first full fiscal quarter of the Company after the Effective Date, the Applicable Margin will be determined based on the Consolidated Leverage Ratio as determined from time to time as set forth below:

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                                               Applicable Margin for                  Applicable Margin for ABR
      Consolidated Leverage Ratio                Eurocurrency Loans                            Loans
      ---------------------------                ------------------                   -------------------------
                >=2.5x                                  1.25%                                  0.25%
              <2.5x and >=1.5x                             1%                                     0%
                 <1.5x                                 0.875%                                     0%


                  Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 5.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.1, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column above shall apply. Each determination of the Consolidated Leverage Ratio for purposes of this paragraph shall be made in a manner consistent with the determination thereof pursuant to Section 6.1.

         "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

         "Assignee": as defined in Section 10.6(c).

         "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit C.

         "Assignor": as defined in Section 10.6(c).

         "Augmenting Lender": as defined in Section 2.1(e).

         "Available Dollar Revolving Commitment": as to any Dollar Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Dollar Revolving Commitment then in effect over (b) such Lender's Dollar Revolving Extensions of Credit then outstanding; provided that, in calculating any Dollar Lender's Dollar Revolving Extensions of Credit for the purpose of determining such Lender's Available Dollar Revolving Commitment pursuant to Section 2.5(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

         "Available Multicurrency Revolving Commitment": as to any Multicurrency Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Multicurrency Revolving Commitment then in effect over (b) such Lender's Multicurrency Revolving Extensions of Credit then outstanding.

         "Benefitted Lender": as defined in Section 10.7(a).

         "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrowers": collectively, the Company and the Foreign Subsidiary Borrowers.

         "Borrowing Date": any Business Day specified by a Borrower as a date on which such Borrower requests the relevant Lenders to make Loans hereunder.

         "Business": as defined in Section 3.16(b).

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided, that (a) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the relevant currency in the interbank eurocurrency market, (b) when used in connection with a Foreign Currency Loan, the term "Business Day" shall also exclude any day on which commercial banks in London are authorized or required by law to remain closed and (c) when used in connection with Eurocurrency Loans denominated in Euros, the term "Business Day" shall also exclude any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System (TARGET) (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is not open for settlement of payment in Euros.

         "Calculation Date": with respect to each Foreign Currency, the fifteenth and last day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) and such other days from time to time as the Administrative Agent shall designate as a "Calculation Date", provided that
(a) the second Business Day preceding each Borrowing Date with respect to, and each date of any continuation of, any Foreign Currency Loan shall also be a "Calculation Date" with respect to such Foreign Currency and (b) the date of issuance or amendment of a Letter of Credit in a Foreign Currency shall also be a "Calculation Date" with respect to such Foreign Currency.

         "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Collateral Account": as defined in Section 2.17.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment": the Dollar Revolving Commitments and the Multicurrency Revolving Commitments.

         "Commitment Fee Rate": 0.20% per annum.

         "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Code.

         "Company": as defined in the preamble hereto.

         "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit A.

         "Conduit Lender": any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such

Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.24, 2.25, 2.26 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Revolving Commitment.

         "Confidential Information Memorandum": the Confidential Information Memorandum dated November 2001 and furnished to certain Lenders.

         "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense and (d) any other noncash charges of the Company or any of its Subsidiaries for such period (excluding any such charge incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period and any such charge resulting from any write-down in the value of any current assets), provided, however, that cash payments (other than cash payments in respect of the purchase price of acquisitions to the extent intangibles related to such acquisitions have been the subject of an impairment charge) made in such period or in any future period in respect of such noncash charges shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Leverage Ratio, (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $5,000,000; and "Material Disposition" means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $5,000,000.

         "Consolidated Interest Coverage Ratio": for any period, the ratio of
(a) Consolidated EBIDTA for such period to (b) Consolidated Interest Expense for such period.

         "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries, for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries as determined on a consolidated basis in accordance with GAAP (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

         "Consolidated Leverage Ratio": at any date, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated EBITDA for the then most recently completed period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.1.

         "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth": at any date, the excess, if any, of the total assets of the Company and its Subsidiaries over the total liabilities of the Company and its Subsidiaries, all as would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP (but Preferred Stock of the Company shall not in any event be treated as a liability).

         "Consolidated Pre-Tax Cash Income": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense and (b) depreciation and amortization expense.

         "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date which would, in conformity with GAAP, be classified as a liability on a consolidated balance sheet of the Company and its Subsidiaries at such date in accordance with GAAP.

         "Continuing Directors": the directors of the Company on the Effective Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Company is recommended by at least 66-2/3% of the then Continuing Directors.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Documentation Agent": as defined in the preamble hereto.

         "Dollar Equivalent": at any time as to any amount denominated in a Foreign Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such Foreign Currency on the most recent Calculation Date for such Foreign Currency.

         "Dollar Lender": any Lender with a Dollar Revolving Commitment or that holds Dollar Revolving Extensions of Credit.

         "Dollar Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Dollar Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Dollar Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Dollar Revolving Commitments is $60,000,000.

         "Dollar Revolving Extensions of Credit": as to any Dollar Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Dollar Revolving Loans held by such Lender then outstanding, (b) such Lender's Dollar Revolving Percentage of the L/C Obligations then outstanding, and (c) such Lender's Dollar Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

         "Dollar Revolving Loans": as defined in Section 2.1(a).

         "Dollar Revolving Percentage": as to any Dollar Lender at any time, the percentage which such Lender's Dollar Revolving Commitment then constitutes of the Total Dollar Revolving Commitments or, at any time after the Dollar Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Dollar Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Dollar Revolving Extensions of Credit then outstanding.

         "Dollars" and "$": dollars in lawful currency of the United States.

         "Domestic Subsidiary": any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

         "Effective Date": the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date is December 21, 2001.

         "EMU": Economic and Monetary Union as contemplated in the Treaty.

         "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Euro": the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)4 of the Treaty and, in respect of all payments to be made under this Agreement in Euros, means immediately available, freely transferable funds.

         "Eurocurrency Base Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, the rate per annum determined on the basis of the rate for deposits in the relevant currency for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the relevant Page of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such Page of the Telerate screen (or otherwise on such screen), the "Eurocurrency Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered deposits in the relevant currency at or about 11:00 A.M., local time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where its eurodollar and Foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

         "Eurocurrency Loans": Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

         "Eurocurrency Rate": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurocurrency Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurocurrency Tranche": the collective reference to Eurocurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Exchange Rate": on any day, with respect to any currency, the rate at which such currency may be exchanged into any other currency, as set forth at approximately 11:00 A.M., London time, on such date on the Reuters World Currency Page for such currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be selected by the Administrative Agent, or, in the event no such service is selected, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 A.M., local time, on such date for the purchase of the relevant currency for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

         "Existing Bilateral Loan Agreements": (a) the Letter Agreement, dated as of December 1, 2000, between the Company and HSBC Bank USA (as amended), (b) the Facility, dated as of July l, 2001, between the Company and JPMorgan Chase Bank (as amended), (c) the Line Letter, dated as of July 2001, between the Company and Fleet National Bank and (d) the line of credit by The Bank of New York in favor of the Company.

         "Existing Preferred Stock": the Company's Series I, Series II and Series III Preferred Stock, outstanding as of the date hereof.

         "Extending Lender": as defined in Section 2.15.

         "Extension Date": as defined in Section 2.15.

         "Facility": each of (a) the Dollar Revolving Commitments and the extensions of credit made thereunder (the "Dollar Facility") and (b) the Multicurrency Revolving Commitments and the extensions of credit made thereunder (the "Multicurrency Facility").

         "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank from three federal funds brokers of recognized standing selected by it.

         "Foreign Currency": British Pounds Sterling and the Euro.

         "Foreign Currency Equivalent": at any time as to any amount denominated in Dollars, the equivalent in the relevant foreign currency or currencies as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of such foreign currency or currencies with Dollars on the date of determination thereof.

         "Foreign Currency Loans": as defined in Section 2.1(c).

         "Foreign Subsidiary": any Subsidiary of the Company that is not a Domestic Subsidiary.

         "Foreign Subsidiary Borrower": Grey Communications Group Limited and any other Foreign Subsidiary Borrower that becomes a party hereto pursuant to
Section 10.1(b)(i) until such time as such Foreign Subsidiary Borrower is removed as a party hereto pursuant to Section 10.1(b)(ii).

         "Foreign Subsidiary Borrower Obligations": the principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Foreign Subsidiary Borrowers whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Foreign Currency Loans and all other obligations and liabilities of the Foreign Subsidiary Borrowers to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Foreign Subsidiary Borrowers pursuant to the terms of this Agreement).

         "Funding Date": the date on which the conditions set forth in Section
4.2 shall have been satisfied.

         "GAAP": generally accepted accounting principles in the United States as in effect from time to time. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Company and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Company's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

         "Group Members": the collective reference to the Company and its Subsidiaries.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

         "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "Increasing Lender": as defined in Section 2.1(e).

         "Indebtedness": of any Person at any date, without duplication, (a) all outstanding indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business and unearned obligations in respect of earn-out provisions related to the purchase of any such property or services), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements,
(g) the liquidation value of all redeemable preferred Capital Stock of such Person (other than the Existing Preferred Stock), (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (it being understood that to the extent that such Person has not assumed or become liable for the payment of such obligations, the amount of Indebtedness attributable thereto shall be equal to the lesser of the amount of such obligation and the fair market value of the property subject to such Lien), and (j) for the purposes of Sections 6.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements; provided that Indebtedness shall not include (a) $3,025,000 in debt outstanding as of the date hereof owing to Edward H. Meyer under a promissory note, (b) any Indebtedness related to the Policies and (c) any undrawn guarantees, surety bonds, letters of credit or other like items supporting current trade payables incurred in the ordinary course of business. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Interest Payment Date": (a) as to any ABR Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan,
(b) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Eurocurrency Loan, the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

         "Interest Period": as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, in the case of Revolving Loans denominated in Dollars, and 11:00 A.M., London time, in the case of Foreign Currency

Loans, three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) the relevant Borrower may not select an Interest Period that would extend beyond the Termination Date;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) the relevant Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurocurrency Loan during an Interest Period for such Loan.

                  "Investments": as to any Person, any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase of any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any other Person.

                  "Issuing Lender": JPMorgan Chase Bank, in its capacity as issuer of any Letter of Credit.

                  "Joinder Agreement": as defined in Section 10.1(b).

                  "Judgment Currency":  as defined in Section 10.16(b).

                  "L/C Commitment":  $15,000,000.

                  "L/C Fee Payment Date": (a) the third Business Day following the last day of each March, June, September and December and (b) the last day of the Revolving Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit (including the Dollar Equivalent of Letters of Credit issued in Foreign Currencies) and (b) the aggregate amount of drawings under Letters of Credit (including the Dollar Equivalent of drawings in Foreign Currencies) that have not then been reimbursed pursuant to Section 2.11.

                  "L/C Participants": the collective reference to all the Dollar Lenders other than the Issuing Lender.

            "Last Response Date": as defined in Section 2.15.

            "Lender Affiliate": (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender or any Affiliate of any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

            "Lenders": as defined in the preamble hereto; provided, that, unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

            "Letters of Credit": as defined in Section 2.7(a).

            "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

            "Loan": any loan made by any Lender pursuant to this Agreement.

            "Loan Documents": this Agreement, the Notes and the Joinder Agreements.

            "Loan Parties": each Group Member that is a party to a Loan
Document.

            "London Funding Office": the Administrative Agent's office located at 125 London Wall, London, or such other office in London as may be designated by the Administrative Agent by written notice to the Company and the Lenders.

            "Majority Facility Lenders": with respect to either Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Total Dollar Revolving Extensions of Credit or Total Multicurrency Extensions of Credit, as the case may be, outstanding under such Facility (or, prior to the termination or expiration of the Revolving Commitments under the relevant Facility, the holders of more than 50% of the Total Dollar Revolving Commitments thereunder or the Total Multicurrency Revolving Commitments thereunder, as the case may be).

            "Material Adverse Effect": a material adverse effect on (a) the business, property, operations or financial condition of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

            "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

            "Multicurrency Lender": any Lender with a Multicurrency Revolving Commitment or that holds Multicurrency Revolving Extensions of Credit.

            "Multicurrency Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Multicurrency Revolving Loans in an aggregate principal amount (based on, in the case of Foreign Currency Loans, the Dollar Equivalent of such Foreign Currency Loans) not to exceed the amount set forth under the heading "Multicurrency Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Multicurrency Revolving Commitments is $30,000,000.

            "Multicurrency Revolving Extensions of Credit": as to any Multicurrency Lender at any time, an amount equal to the aggregate principal amount (based on, in the case of Foreign Currency Loans, the Dollar Equivalent of such Foreign Currency Loans) of all Multicurrency Revolving Loans held by such Lender then outstanding.

            "Multicurrency Revolving Loans": as defined in Section 2.1(c).

            "Multicurrency Revolving Percentage": as to any Multicurrency Lender at any time, the percentage which such Lender's Multicurrency Revolving Commitment then constitutes of the Total Multicurrency Revolving Commitments or, at any time after the Multicurrency Revolving Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Multicurrency Revolving Extensions of Credit then outstanding constitutes of the aggregate amount of the Multicurrency Revolving Extensions of Credit then outstanding.

            "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "New York Funding Office": the Administrative Agent's office located at One Chase Manhattan Plaza, New York, New York, or such other office in New York City as may be designated by the Administrative Agent by written notice to the Company and the Lenders.

            "1997 Note Agreement": the Note Agreement, dated as of December 23, 1997, entered into between the Company and the Prudential Insurance Company of America.

            "Non-Excluded Taxes": as defined in Section 2.25(a).

            "Non-Extending Lender": as defined in Section 2.15.

            "Non-U.S. Lender": as defined in Section 2.25(d).

            "Note Agreements": the collective reference to the 1997 Note Agreement and the 2000 Note Agreement.

            "Notes": the collective reference to any promissory note evidencing Loans.

            "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Company pursuant hereto) or otherwise.

            "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

            "Participant": as defined in Section 10.6(b).

            "Participating Member State": each state so described in any EMU legislation.

            "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

            "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

            "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Policies": as defined in Section 6.3(l).

            "Preferred Stock": any class of capital stock of the Company or any of its Subsidiaries which is redeemable or which has a preference upon liquidation or in the payment of dividends over the respective common stock of the Company or any of its Subsidiaries.

            "Priority Debt": without duplication, (a) all Indebtedness of Subsidiaries other than (i) Indebtedness of any Subsidiary to the Company or any other Subsidiary and (ii) Guarantees by any Subsidiary of Indebtedness of any other Subsidiary, (b) all Indebtedness of the Company or any of its Subsidiaries secured by a Lien other than a Lien permitted by Section 6.3(a) through Section 6.3(h), Section 6.3(m) and, to the extent relating to Section 6.3(a) through
Section 6.3(h), Section 6.3(l) and (c) all Preferred Stock of Subsidiaries not owned by the Company directly or indirectly through a Wholly Owned Subsidiary.

            "Properties": as defined in Section 3.16(a).

            "Refunded Swingline Loans":  as defined in Section 2.4(b).

            "Refunding Date": as defined in Section 2.4(c).

            "Register": as defined in Section 10.6(d).

            "Regulation U": Regulation U of the Board as in effect from time to time.

            "Reimbursement Obligation": the obligation of the Company to reimburse the Issuing Lender pursuant to Section 2.11 for amounts drawn under Letters of Credit.

            "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.Section 4043.

            "Required Lenders": at any time, the holders of more than 50% of the sum of (a) the Total Dollar Revolving Commitments then in effect or, if the Dollar Revolving Commitments have been terminated, the Total Dollar Revolving Extensions of Credit then outstanding and (b) the Total Multicurrency Revolving Commitments then in effect or, if the Multicurrency Revolving Commitments have been terminated, the Total Multicurrency Revolving Extensions of Credit then outstanding.

            "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Reset Date": as defined in Section 2.29.

            "Responsible Officer": the chief executive officer, president or chief financial officer of the Company, but in any event, with respect to financial matters, the chief financial officer of the Company.

            "Restricted Payments": as defined in Section 6.6.

            "Revolving Commitment": as to any Lender, its Dollar Revolving Commitment and Multicurrency Revolving Commitment.

            "Revolving Commitment Period": the period from and including the Funding Date to the Termination Date.

            "Revolving Loans": collectively, Dollar Revolving Loans and Multicurrency Revolving Loans.

            "Sale and Leaseback Transaction": as defined in Section 6.6.

            "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

            "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

            "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

            "Subsidiary Group": any Subsidiary which is, or a group of Subsidiaries all of which are, at the time of determination subject to one or more cases, proceedings or other actions described in Section 8(f) or judgments described in Section 8(h) and, on an aggregate basis, either such Subsidiary or group (i) had gross revenues which represented more than 5% of the consolidated gross revenues of the Company and its Subsidiaries as determined on a consolidated basis in accordance with GAAP for the most recently completed fiscal year of the Company (or on a pro forma basis in the case of a newly acquired or created Subsidiary which would have (either individually or as part of any such group) accounted for 5% or more of such consolidated gross revenues) or (ii) has total assets which represent 5% or more of the consolidated total assets of the Company and its Subsidiaries as determined on a consolidated basis in accordance with GAAP as of the end of the most recently completed fiscal year of the Company (adjusted on a pro forma basis to give effect to acquisitions or dispositions of assets since the end of such fiscal year).

            "Swingline Commitment": the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.3 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

            "Swingline Lender": JPMorgan Chase Bank, in its capacity as the lender of Swingline Loans.

            "Swingline Loans": as defined in Section 2.3.

            "Swingline Participation Amount": as defined in Section 2.4.

            "Syndication Agent": as defined in the preamble hereto.

            "Synthetic Purchase Agreement": any agreement pursuant to which any Group Member is or may become obligated to make (a) any payment in connection with the purchase by any third party from a Person other than a Group Member of any Capital Stock of any Group Member or any Indebtedness referred to in Section
6.7 (except to the extent permitted under Sections 6.6 or 6.7) or (b) any payment the amount of which is determined by reference to the price or value at any time of any such Capital Stock or Indebtedness (except to the extent permitted under Sections 6.6 or 6.7); provided, that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of any Group Member (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

            "Termination Date": December 20, 2002, subject to extension as provided in Section 2.15.

            "Total Dollar Revolving Commitments": at any time, the aggregate amount of the Dollar Revolving Commitments then in effect.

            "Total Dollar Revolving Extensions of Credit": at any time, the aggregate amount of the Dollar Revolving Extensions of Credit outstanding at such time.

            "Total Multicurrency Revolving Commitments": at any time, the aggregate amount of the Multicurrency Revolving Commitments then in effect.

            "Total Multicurrency Revolving Extensions of Credit": at any time, the aggregate amount of the Multicurrency Revolving Extensions of Credit outstanding at such time.

            "Total Revolving Commitments": the Total Dollar Revolving Commitments and the Total Multicurrency Revolving Commitments.

            "Total Revolving Extensions of Credit": the Total Dollar Revolving Extensions of Credit and the Total Multicurrency Revolving Extensions of Credit.

            "Transferee": any Assignee or Participant.

            "Treaty": the Treaty establishing the European Economic Community, being the Treaty of Rome of March 25, 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on February 7, 1992 and came into force on November 1, 1993) and as may from time to time be further amended, supplemented or otherwise modified.

            "2000 Note Agreement": the Note Agreement, dated as of November 13, 2000, entered into between the Company and the Prudential Insurance Company of America.

            "Type": as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

            "United States": the United States of America.

            "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

            1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

            (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            1.3 Currency Conversion. (a) If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down by the Administrative Agent as it deems appropriate.

            (b) If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent determines such amendment to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.

              SECTION 2. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

            2.1 Revolving Commitments. (a) Subject to the terms and conditions hereof, each Dollar Lender severally agrees to make revolving credit loans denominated in Dollars ("Dollar Revolving Loans") to the Company from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Dollar Revolving Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Dollar Revolving Commitment. During the Revolving Commitment Period, the Company may use the Dollar Revolving Commitments by borrowing, prepaying and reborrowing the Dollar Revolving Loans in whole or in part, all in accordance with the terms and conditions hereof. The Dollar Revolving Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.2 and 2.18.

            (b) The Company shall repay all outstanding Dollar Revolving Loans on the Termination Date.

            (c) Subject to the terms and conditions hereof, each Multicurrency Lender severally agrees, from time to time during the Revolving Commitment Period, (i) to make revolving credit loans denominated in Dollars ("Multicurrency Dollar Revolving Loans") to the Company and (ii) to make revolving credit loans denominated in one or more Foreign Currencies ("Foreign Currency Loans"; together with the Multicurrency Dollar Revolving Loans, the "Multicurrency Revolving Loans") to the Foreign Subsidiary Borrowers in an aggregate principal amount (based on, in the case of Foreign Currency Loans, the Dollar Equivalent of such Foreign Currency Loans) at any one time outstanding which does not exceed the amount of such Lender's Multicurrency Revolving Commitment. During the Revolving Commitment Period, the Company and the Foreign Subsidiary Borrowers may borrow, prepay and reborrow Multicurrency Dollar Revolving Loans and Foreign Currency Loans, respectively, in whole or in part, all in accordance with the terms and conditions hereof. The Multicurrency Dollar Revolving Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.2 and 2.18. All Foreign Currency Loans shall be Eurocurrency Loans.

            (d) The Borrowers shall repay all outstanding Multicurrency Revolving Loans on the Termination Date.

            (e) The Company may from time to time elect to increase the Total Dollar Revolving Commitments and/or the Total Multicurrency Revolving Commitments so long as, after giving effect thereto, the aggregate amount of the Total Revolving Commitments does not exceed $110,000,000. The Company may arrange for any such increase to be provided by one or more Lenders (each Lender so agreeing to an increase in its Dollar Revolving Commitment and/or Multicurrency Revolving Commitment, an "Increasing Lender"), or by one or more banks, financial institutions or other entities (each such bank, financial institution or other entity, an "Augmenting Lender"), to increase their existing Dollar Revolving Commitments or Multicurrency Revolving Commitments, as the case may be, or extend Dollar Revolving Commitments or Multicurrency Revolving Commitments, as the case may be, provided that (i) each Augmenting Lender, shall be subject to the approval of the Company and the Administrative Agent and (ii) the Company and each applicable Increasing Lender or Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Dollar Revolving Commitment or Multicurrency Revolving Commitment, as the case may be, and its status as a Dollar Lender or Multicurrency Lender, as the case may be. Increases and new Commitments created pursuant to this clause shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Lenders and the Administrative Agent shall notify each affected Lender thereof. Notwithstanding the foregoing, no increase in the Total Dollar Revolving Commitments or the Total Multicurrency Revolving Commitments, as the case may be (or in the Dollar Revolving Commitment or Multicurrency Revolving Commitment of any Lender), shall become effective under this paragraph unless,
(i) on the proposed date of the effectiveness of such increase, the conditions set forth in paragraphs (a) and (b) of Section 4.3 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under paragraphs (e) and (f) of Section 4.1 as to the corporate power and authority of the Company to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Total Dollar Revolving Commitments or the Total Multicurrency Revolving Commitments, as the case may be, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds and in the relevant currency or currencies as the Administrative Agent shall determine, for the benefit of the other relevant Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other relevant Lenders, (A) each Dollar Lender's portion of the outstanding Dollar Revolving Loans of all the Dollar Lenders to equal its Dollar Revolving Percentage of such outstanding Dollar Revolving Loans and (B) each Multicurrency Lender's portion of the outstanding Multicurrency Revolving Loans of all the Multicurrency Lenders in each currency to equal its Multicurrency Revolving Percentage of such outstanding Multicurrency Revolving Percentage of such outstanding Multicurrency Revolving Loan in each such currency and (ii) the Company shall be deemed to have repaid and reborrowed all outstanding Dollar Loans and/or Multicurrency Loans, as the case may be, as of the date of any increase in the relevant Commitments (with such reborrowing to consist of the Types of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Company in accordance with the requirements of Section 2.2). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence in respect of each Eurocurrency Loan shall be subject to indemnification by the Company pursuant to the provisions of Section 2.26 if the deemed payment occurs other than on the last day of the related Interest Periods.

            2.2 Procedure for Revolving Loan Borrowing. (a) The Company may borrow under Section 2.1(a) during the Revolving Commitment Period on any Business Day, provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying
(i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under Section 2.1(a) shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Dollar Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swingline Lender may request, on behalf of the Company, borrowings under Section 2.1(a) that are ABR Loans in other amounts pursuant to Section 2.4. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Dollar Lender thereof. Each Dollar Lender will make the amount of its pro rata share of each borrowing under Section 2.1(a) available to the Administrative Agent for the account of the Company at the New York Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Company in funds immediately available in Dollars to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Dollar Lenders and in like funds as received by the Administrative Agent.

            (b) (i) The Company may borrow under Section 2.1(c)(i) during the Revolving Commitment Period on any Business Day, provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under
Section 2.1(c) shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Multicurrency Revolving Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Multicurrency Lender thereof. Each Multicurrency Lender will make the amount of its pro rata share of each borrowing under Section 2.1(c) available to the Administrative Agent for the account of the Company at the New York Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Company in funds immediately available in Dollars to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Multicurrency Lenders and in like funds as received by the Administrative Agent.

            (ii) Any Foreign Subsidiary Borrower may borrow under Section 2.1(c)(ii) during the Revolving Commitment Period on any Business Day, provided that such Foreign Subsidiary Borrower or its authorized designee shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., London time, three Business Days prior to the requested Borrowing Date) specifying (a) the amount to be borrowed and the Foreign Currency with respect thereto, (b) the requested Borrowing Date and
(c) the initial Interest Periods with respect thereto. Upon receipt of such notice, the Administrative Agent shall promptly notify each Multicurrency Lender thereof. Each borrowing of Foreign Currency Loans shall be in an amount equal to
(x) in the case of Loans denominated in British Pounds Sterling, L1,000,000 or a whole multiple of L500,000 in excess thereof and (y) in the case of Loans denominated in Euros, E3,000,000 or a whole multiple of E1,000,000 in excess thereof. Each Multicurrency Lender shall make the amount of its pro rata share of each borrowing under Section 2.1(c) available to the Administrative Agent for the account of the relevant Foreign Subsidiary Borrower by wire transfer of immediately available funds in the relevant Foreign Currency by 12:00 Noon, London time, to the account of the Administrative Agent most recently designated by it for such purposes by notice to the Multicurrency Lenders. The Administrative Agent will make such Foreign Currency Loans available to such Foreign Subsidiary Borrower by promptly crediting the amounts so received, in like funds, to an account of such Foreign Subsidiary Borrower maintained with the Administrative Agent.

            2.3 Swingline Commitment. (a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Company under the Dollar Revolving Commitments from time to time during the Revolving Commitment Period by making swing line loans in Dollars ("Swingline Loans") to the Company; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender's other outstanding Dollar Revolving Loans, may exceed the Swingline Commitment then in effect) and (ii) the Company shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Dollar Revolving Commitments would be less than zero. During the Revolving Commitment Period, the Company may use the Swingline Commitment by borrowing, repaying and reborrowing Swingline Loans, all in accordance with the terms and conditions hereof. Swingline Loans shall be ABR Loans only.

            (b) The Company shall repay all outstanding Swingline Loans on the Termination Date.

            2.4 Procedure for Swingline Borrowing; Refunding of Swingline Loans. (a) Whenever the Company desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 12:00 Noon, New York City time, on the proposed Borrowing
Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the New York Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Company on such Borrowing Date by depositing such proceeds in the account of the Company with the Administrative Agent on such Borrowing Date in immediately available funds.

            (b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Company (which hereby irrevocably directs the Swingline Lender to act on its behalf), on notice given no later than 12:00 Noon, New York City time, on any Business Day request each Dollar Lender to make, and each Dollar Lender hereby agrees to make, a Dollar Revolving Loan, in an amount equal to such Lender's Dollar Revolving Percentage of the aggregate amount of the Swingline Loans (the "Refunded Swingline Loans") outstanding on the date of such notice, to repay the Swingline Lender. Each Dollar Lender shall make the amount of such Dollar Revolving Loan available to the Administrative Agent at the New York Funding Office in immediately available funds, not later than 3:00 P.M., New York City time, on such Business Day. The proceeds of such Dollar Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Company irrevocably authorizes the Swingline Lender to charge the Company's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Dollar Lenders are not sufficient to repay in full such Refunded Swingline Loans.

            (c) If prior to the time a Dollar Revolving Loan would have otherwise been made pursuant to Section 2.4(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to the Company or if for any other reason, as determined by the Swingline Lender in its sole discretion, Dollar Revolving Loans may not be made as contemplated by Section 2.4(b), each Dollar Lender shall, on the date such Dollar Revolving Loan was to have been made pursuant to the notice referred to in Section 2.4(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to (i) such Lender's Dollar Revolving Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Dollar Revolving Loans.

            (d) Whenever, at any time after the Swingline Lender has received from any Dollar Lender such Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

            (e) Each Dollar Lender's obligation to make the Dollar Revolving Loans referred to in Section 2.4(b) and to purchase participating interests pursuant to Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Company may have against the Swingline Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in
Section 4; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement or any other Loan Document by the Company, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            2.5 Commitment Fees, etc. (a) The Company agrees to pay to the Administrative Agent for the account of each Dollar Lender and Multicurrency Lender a commitment fee for the period from and including the Funding Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Dollar Revolving Commitment and Available Multicurrency Revolving Commitment, respectively, of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on the first of such dates to occur after the date hereof.

            (b) The Company agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Company and the Administrative Agent.

            2.6 Termination or Reduction of Revolving Commitments. The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Dollar Revolving Commitments or Multicurrency Revolving Commitments or, from time to time, to reduce the amount of the Dollar Revolving Commitments or Multicurrency Revolving Commitments; provided that (a) no such termination or reduction of Dollar Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Dollar Revolving Loans and Swingline Loans made on the effective date thereof, the Total Dollar Revolving Extensions of Credit would exceed the Total Dollar Revolving Commitments and (b) no such termination or reduction of Multicurrency Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Multicurrency Revolving Loans made on the effective date thereof, the Total Multicurrency Extensions of Credit would exceed the Total Multicurrency Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Dollar Revolving Commitments or Multicurrency Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

            2.7 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Dollar Lenders set forth in Section 2.10(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Company on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Dollar Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars or a Foreign Currency and (ii) expire no later than the date that is five Business Days prior to the Termination Date.

            (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            2.8 Procedure for Issuance of Letter of Credit. The Company may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Company. The Issuing Lender shall furnish a copy of such Letter of Credit to the Company promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Dollar Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

            2.9 Fees and Other Charges. (a) The Company will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans, shared ratably among the Dollar Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date in the currency in which such Letter of Credit was issued. In addition, the Company shall pay to the Issuing Lender for its own account a fronting fee of 0.15% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

            (b) In addition to the foregoing fees, the Company shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

            2.10 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. The Company and each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Company in accordance with the terms of this Agreement, (i) if such draft is paid in a Foreign Currency, such amount shall be converted into Dollars at the Exchange Rate then in effect as determined by the Administrative Agent (and such amount shall thereafter be denominated in Dollars for all purposes of this Agreement) and (ii) such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft (after giving effect to the conversion provided in clause (i) above), or any part thereof, that is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 2.10(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 2.10(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.10(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

            2.11 Reimbursement Obligation of the Company. If the Issuing Lender notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, the Company agrees to reimburse the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on the date that such payment is made, if the Company shall have received notice of such payment prior to 10:00 A.M., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 Noon, New York City time, on the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in the applicable currency and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full (i) until the Business Day next succeeding the date of the relevant notice, at the rate set forth in Section 2.20(b), in the case of amounts denominated in Dollars, and at the rate determined by the Issuing Lender to be the cost to it of funding such amount plus the Applicable Margin for Eurocurrency Loans, in the case of amounts denominated in Foreign Currencies, and (ii) thereafter, at the rate set forth in
Section 2.20(c).

            2.12  Obligations Absolute. The Company's obligations under this
Section 2 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Company may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Company also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Company's Reimbursement Obligations under Section 2.11 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Company agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Lender to the Company.

            2.13 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Lender to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

            2.14 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2, the provisions of this Section 2 shall apply.

            2.15 Extension Option. At least 45 days but not more than 60 days prior to the Termination Date, the Company may, by written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each Lender), request that each Lender agree to an extension of the Termination Date for a period of 364 days from its then scheduled expiration. Each Lender shall respond to such extension request (each such response being delivered to the Administrative Agent) in accordance with instructions provided by the Administrative Agent (which response shall not be required earlier than 30 days (such date, the "Last Response Date") prior to the Termination Date), with the failure of any Lender to respond being deemed to be a negative response. Each Lender shall decide in its sole discretion whether or not to agree to such extension of the Termination Date. So long as the Required Lenders shall have approved such extension request and no Default or Event of Default is in existence at such time, then each Lender that has responded affirmatively as set forth above (each such Lender, an "Extending Lender") shall be deemed to have agreed (such agreement to become effective on the then effective Termination Date (such date an "Extension Date")) to cause the Termination Date to be extended as to each Extending Lender until the date which is 364 days after the then effective Termination Date. In the event that one or more Lenders (each a "Non-Extending Lender") do not agree to such extension, the Company may elect, with respect to such Non-Extending Lender, on or before the Termination Date then in effect, to provide, with the consent of the Administrative Agent, another bank or financial institution or entity to acquire the Revolving Commitment of and Loans owing to such Non-Extending Lender, which assignment of such Non-Extending Lender's Revolving Commitment and Loans shall be effected pursuant to an Assignment and Acceptance executed by the Non-Extending Lender, such other bank or financial institution or entity, the Company and the Administrative Agent. On such Extension Date, the Dollar Revolving Commitment and Multicurrency Revolving Commitment of any Non-Extending Lender shall, unless assigned in accordance with the immediately preceding sentence, automatically terminate in whole without any further notice or other action by the Company, such Non-Extending Lender or any other Person and all principal, interest and fees owing to such Non-Extending Lender shall be paid in full by the Company, provided that such Non-Extending Lender's rights under Sections 2.24, 2.25, 2.26 and 10.5 shall survive the Extension Date for such Non-Extending Lender as to matters occurring on or prior to such date.

            2.16 Optional Prepayments. (a) The Company may at any time and from time to time prepay the Loans (other than Foreign Currency Loans), in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent not later than 11:00 A.M., New York City time, three Business Days prior to the date of prepayment, in the case of Eurocurrency Loans denominated in Dollars, and not later than 11:00 A.M., New York City time, one Business Day prior to the date of prepayment, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans denominated in Dollars or ABR Loans; provided, that if a Eurocurrency Loan denominated in Dollars is prepaid on any day other than the last day of the Interest Period applicable thereto, the Company shall also pay any amounts owing pursuant to Section 2.26. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Dollar Revolving Loans and Multicurrency Dollar Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

            (b) The Foreign Subsidiary Borrowers may at any time and from time to time prepay Foreign Currency Loans, in whole or in part, without premium or penalty, upon irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., London time, three Business Days before the date of prepayment) specifying the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each Multicurrency Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.26 and accrued interest to such date on the amount prepaid. Partial prepayments of Foreign Currency Loans shall be in a minimum principal amount of (x) L1,000,000 or a whole multiple of L500,000 in excess thereof, in the case of Loans denominated in British Pounds Sterling, and (y) E3,000,000 or a whole multiple or E500,000 in excess thereof, in the case of Loans denominated in Euros.

            2.17 Mandatory Prepayments and Revolving Commitment Reductions. If, on any day, (i) the Dollar Equivalent of the Total Multicurrency Revolving Extensions of Credit exceeds the Multicurrency Revolving Commitments or (ii) the Total Dollar Revolving Extensions of Credit exceed the Dollar Revolving Commitments on such date, the Company shall, without notice or demand, immediately repay (or cause the relevant Foreign Subsidiary Borrower to repay) such of the outstanding Loans in an aggregate principal amount such that, after giving effect thereto, (x) the Total Multicurrency Revolving Extensions of Credit do not exceed the Multicurrency Revolving Commitments and (y) the Total Dollar Revolving Extensions of Credit do not exceed the Dollar Revolving Commitments, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under Section
2.26 in connection therewith. Any prepayment of Dollar Revolving Loans pursuant to clause (ii) of the immediately preceding sentence shall first be applied to prepay any outstanding Swingline Loans. The Company may in lieu of prepaying Multicurrency Revolving Loans in order to comply with this paragraph deposit amounts in the relevant Foreign Currencies in a Cash Collateral Account, for the benefit of the Multicurrency Lenders, equal to the aggregate principal amount of Multicurrency Revolving Loans required to be prepaid. To the extent that after giving effect to any prepayment of Loans required by this paragraph, the Total Dollar Revolving Extensions of Credit at such time exceed the Dollar Revolving Commitments at such time, the Company shall, without notice or demand, immediately deposit in a Cash Collateral Account, for the benefit of the Dollar Lenders, upon terms reasonably satisfactory to the Administrative Agent an amount equal to the amount of such remaining excess. The Administrative Agent shall apply any cash deposited in any Cash Collateral Account (to the extent thereof) to pay any Reimbursement Obligations which are or become due thereafter and/or to repay Multicurrency Revolving Loans at the end of the Interest Periods therefor, as the case may be, provided that, (x) the Administrative Agent shall release to the Company from time to time such portion of the amount on deposit in any Cash Collateral Account to the extent such amount is not required to be so deposited in order for the Company to be in compliance with this Section and
(y) the Administrative Agent may so apply such cash at any time after the occurrence and during the continuation of an Event of Default. "Cash Collateral Account" means an account specifically established by the Company with the Administrative Agent for purposes of this Section and hereby pledged to the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the right of withdrawal for application in accordance with this Section.

            2.18 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurocurrency Loans denominated in Dollars to ABR Loans by giving the Administrative Agent irrevocable notice of such election not later than 11:00 A.M., New York City time, one Business Day prior to the date of conversion, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert ABR Loans to Eurocurrency Loans denominated in Dollars by giving the Administrative Agent irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor) not later than 11:00 A.M., New York City time, three Business Days prior to the date of conversion, provided that no ABR Loan may be converted into a Eurocurrency Loan denominated in Dollars when any

Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

            (b) Any Eurocurrency Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan denominated in Dollars may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso any such Loans denominated in Dollars shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period and, if the relevant Foreign Subsidiary Borrower shall fail to give such notice of continuation of a Foreign Currency Loan, such Foreign Currency Loan shall be automatically continued for an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

            2.19 Limitations on Eurocurrency Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, no more than ten Eurocurrency Tranches in any currency shall be outstanding at any one time.

            2.20 Interest Rates and Payment Dates. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

            (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2% (unless such overdue amount is denominated in a Foreign Currency, in which case such overdue amount shall bear interest of a rate per annum equal to the highest rate then applicable under this Agreement to Foreign Currency Loans in such currency plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

            (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

            2.21 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed and that interest on any Foreign Currency Loan denominated in British Pounds Sterling shall be calculated on the basis of a 365-day year for actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the relevant Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.20(a).

            2.22 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

            (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period, or

            (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, or

            (c) the Administrative Agent determines (which determination shall be conclusive and binding upon the Borrowers) that deposits in the applicable currency are not generally available, or cannot be obtained by the relevant Lenders, in the applicable market (any Foreign Currency affected by the circumstances described in clause (a), (b) or (c) is referred to as an "Affected Foreign Currency"), the Administrative Agent shall give telecopy or telephonic notice thereof to the relevant Borrowers and the relevant Lenders as soon as practicable thereafter. If such notice is given (y) pursuant to clause (a) or (b) of this Section 2.22 in respect of Eurocurrency Loans denominated in Dollars, then (i) any Eurocurrency Loans denominated in Dollars requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans denominated in Dollars shall be continued as ABR Loans and (iii) any outstanding Eurocurrency Loans denominated in Dollars shall be converted, on the last day of the then-current Interest Period, to ABR Loans and (z) in respect of any Foreign Currency Loans, then (i) any Foreign Currency Loans in an Affected Foreign Currency requested to be made on the first day of such Interest Period shall not be made and (ii) any outstanding Foreign Currency Loans in an Affected Foreign Currency shall be due and payable on the first day of such Interest Period. Until such relevant notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans denominated in Dollars or Foreign Currency Loans in an Affected Foreign Currency shall be made or continued as such, nor shall the Company have the right to convert ABR Loans to Eurocurrency Loans denominated in Dollars.

            2.23 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrowers from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Dollar Revolving Percentages or Multicurrency Revolving Percentages, as the case may be, of the relevant Lenders.

            (b) Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective Dollar Revolving Percentages or Multicurrency Revolving Percentages, as the case may be, of the relevant Lenders.

            (c) All payments (including prepayments) to be made by any Borrower, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at its New York Funding Office, in Dollars and in immediately available funds (or, in the case of principal or interest relating to Foreign Currency Loans, prior to 12:00 Noon, London time, on the due date thereof to the Administrative Agent, for the account of the Multicurrency Lenders, at its London Funding Office, in the relevant Foreign Currency and in immediately available funds). The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

            (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent and the Administrative Agent in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, (i) in the case of amounts denominated in Dollars, such amount with interest thereon at a rate equal to the greater of (X) the Federal Funds Effective Rate and (Y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent or (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate determined by the Administrative Agent to be the cost to it of funding such amount until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover (i) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Company or (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate determined by the Administrative Agent to be the cost to it of funding such amount, on demand, from the relevant Foreign Subsidiary Borrower.

            (e) Unless the Administrative Agent shall have been notified in writing by a Borrower prior to the date of any payment due to be made by such Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent, may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the relevant Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, (i) in the case of amounts denominated in Dollars, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate and (ii) in the case of amounts denominated in Foreign Currencies, such amount with interest thereon at a rate per annum determined by the Administrative Agent to be the cost to it of funding such amount. Nothing herein shall be deemed to limit the rights of the Administrative Agent, or any Lender against any Borrower.

            2.24 Requirements of Law; Illegality. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.25 and changes in the rate of tax on the overall net income of such Lender);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate or that is not otherwise covered by
      Section 2.24(c); or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Lender within 15 days after receipt of such request such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided that the Company shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Company of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

            (c) If any Governmental Authority of the jurisdiction of any Foreign Currency (or any other jurisdiction in which the funding operations of any Multicurrency Lender shall be conducted with respect to such Foreign Currency) shall have in effect any reserve, liquid asset or similar requirement with respect to any category of deposits or liabilities customarily used to fund loans in such Foreign Currency, or by reference to which interest rates applicable to loans in such Foreign Currency are determined, and the result of such requirement shall be to increase the cost to such Lender of making or maintaining any Foreign Currency Loan in such Foreign

Currency, and such Lender shall deliver to the Company a notice requesting compensation under this paragraph, then the Company will pay or cause the relevant Foreign Subsidiary Borrower to pay to such Lender on each Interest Payment Date with respect to each affected Foreign Currency Loan an amount that will compensate such Lender for such additional cost.

            (d) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Company (with a copy of the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Company pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (e) Notwithstanding any other provision of this Agreement, if, after the date hereof, (i) (A) the adoption of any law, rule or regulation after the date of this Agreement, (B) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (C) compliance by any Multicurrency Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, shall make it unlawful for any such Lender to make or maintain any Foreign Currency Loan or to give effect to its obligations as contemplated hereby with respect to any Foreign Currency Loan, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls, but excluding conditions otherwise covered by this Section 2.24) or currency exchange rates which would make it impracticable for the Majority Facility Lenders in respect of the Multicurrency Facility to make or maintain Foreign Currency Loans denominated in the relevant currency to, or for the account of, any Borrower, then, by written notice to the Company and to the Administrative Agent:

                  (A) such Lender or Lenders may declare that Foreign Currency Loans (in the affected currency or currencies) will not thereafter (for the duration of such unlawfulness) be made by such Lender or Lenders hereunder (or be continued for additional Interest Periods), whereupon any request for a Foreign Currency Loan (in the affected currency or currencies) or to continue a Foreign Currency Loan (in the affected currency or currencies), as the case may be, for an additional Interest Period) shall, as to such Lender or Lenders only, be of no force and effect, unless such declaration shall be subsequently withdrawn; and

                  (B) such Lender may require that all outstanding Foreign Currency Loans (in the affected currency or currencies), made by it be converted to ABR Loans or Loans denominated in Dollars, as the case may be (unless repaid by the Company or the relevant Foreign Subsidiary Borrower as described below), in which event all such Foreign Currency Loans (in the affected currency or currencies) shall be converted to ABR Loans or Loans denominated in Dollars, as the case may be, as of the effective date of such notice as provided in paragraph (f) below and at the Exchange Rate on the date of such conversion or, at the option of the Company or the applicable Foreign Subsidiary Borrower, repaid on the last day of the then current Interest Period with respect thereto or, if earlier, the date on which the applicable notice becomes effective.

In the event any Multicurrency Lender shall exercise its rights under (i) or
(ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the converted Foreign Currency Loans of such Lender shall instead be applied to repay the ABR Loans or Loans denominated in Dollars, as the case may be, made by such Lender resulting from such conversion.

            (f) For purposes of Section 2.24(e), a notice to the Company by any Multicurrency Lender shall be effective as to each Foreign Currency Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Foreign Currency Loan; in all other cases such notice shall be effective on the date of receipt thereof by the Company.

            2.25 Taxes. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this paragraph.

            (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the

Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

            (d) Each Lender (or Transferee) that is not a "U.S. Person" as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Company and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit E and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Company under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

            (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

            (f) Each Lender that is not incorporated or organized under the laws of the jurisdiction under which a Foreign Subsidiary Borrower is incorporated or organized or is not a resident for taxation purposes of such Foreign Subsidiary Borrower's country of tax residence, shall upon written request by such Foreign Subsidiary Borrower, deliver to such Foreign Subsidiary Borrower or the applicable Governmental Authority or taxing authority, as the case may be, any form or certificate required in order that any payment by such Foreign Subsidiary Borrower under this Agreement or any Notes to such Lender may be made free and clear of, and without deduction or withholding for or on account of any tax (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Foreign Subsidiary Borrower is incorporated or organized or is otherwise a resident for taxation purposes, provided that such Lender is legally entitled to complete, execute and deliver such form or certificate and such completion, execution or submission would not materially prejudice the legal position of such Lender.

            (g) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.26 Indemnity. The Company agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by any Borrower in making any prepayment of or conversion from Eurocurrency Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or
(c) the making of a prepayment of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the relevant interbank market. A certificate as to any amounts payable pursuant to this Section submitted to the Company by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            2.27 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.24(a), 2.24(b) or 2.25(a) with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Company or the rights of any Lender pursuant to Section 2.24(a), 2.24(b) or 2.25(a).

            2.28 Replacement of Lenders. The Company shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 2.24(a), 2.24(b) or 2.25(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.27 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.24(a), 2.24(b) or 2.25(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Company shall be liable to such replaced Lender under Section 2.27 if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 10.6 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Company shall pay all additional amounts (if any) required pursuant to Section 2.24(a), 2.24(b) or 2.25(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Company, the Administrative Agent or any other Lender shall have against the replaced Lender.

            2.29 Foreign Currency Exchange Rate. (a) No later than 1:00 P.M., New York City time, on each Calculation Date with respect to a Foreign Currency, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date with respect to such Foreign Currency, provided that, upon receipt of a borrowing request pursuant to Section 2.2(b)(ii) or a request for a Letter of Credit pursuant to Section 2.8, the Administrative Agent shall determine the Exchange Rate with respect to the relevant Foreign Currency on the related Calculation Date (it being acknowledged and agreed that the Administrative Agent shall use such Exchange Rate for the purposes of determining compliance with Section 2.1 with respect to such borrowing request). The Exchange Rates so determined shall become effective on the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than Section 2.10(a), 2.24(e), 10.16 and any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies.

            (b) No later than 5:00 P.M., New York City time, on each Reset Date, the Administrative Agent shall determine the aggregate amount of the Dollar Equivalents of the principal amounts of the relevant Foreign Currency Loans then outstanding (after giving effect to any Foreign Currency Loans to be made or repaid on such date) and the aggregate amount of the L/C Obligations then outstanding.

            (c) The Administrative Agent shall promptly notify the Company of each determination of an Exchange Rate hereunder.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Company hereby represents and warrants to the Administrative Agent and each Lender that:

            3.1 Financial Condition. The audited consolidated balance sheets of Company and its Subsidiaries as at December 31, 1998, December 31, 1999 and December 31, 2000, and the related consolidated statements of income, of common stockholders' equity and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of Company and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of Company and its Subsidiaries as at March 31, 2001, June 30, 2001 and September 30, 2001, and the related unaudited consolidated statements of income, common stockholders' equity and cash flows for the three-month periods ended on such dates, present fairly the consolidated financial condition of Company and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the three-month periods then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). During the period from December 31, 2000, to and including the date hereof there has been no Disposition by any Group Member of any material part of its business or property.

            3.2 No Change. Since December 31, 2000, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

            3.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except to the extent the failure to be so organized, validly existing and in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent the failure to have such power, authority and rights could not reasonably be expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            3.4 Power; Authorization; Enforceable Obligations. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Company, to authorize the extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

            3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation. No Requirement of Law applicable to the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

            3.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that could reasonably be expected to have a Material Adverse Effect.

            3.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

            3.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, except to the extent that the failure to have such title or interests could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by
Section 6.3.

            3.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent that the failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property which could reasonably be expected to have a Material Adverse Effect, nor does the Company know of any valid basis for any such claim. The use of Intellectual Property by each Group Member does not infringe on the rights of any Person except to the extent that the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            3.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member or to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge.

            3.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

            3.12 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Company nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

            3.13 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

            3.14 Subsidiaries. Schedule 3.14 sets forth, as of the last day of the most recent fiscal year of the Company, the name and jurisdiction of incorporation of each Subsidiary listed on the Annual Report on Form 10-K of the Company for the most recent fiscal year.

            3.15 Use of Proceeds. The proceeds of the Revolving Loans and the Swingline Loans, and the Letters of Credit, shall be used (i) to refinance the Company's Existing Bilateral Loan Agreements and (ii) for general corporate purposes of the Company and its Subsidiaries.

            3.16 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

            (a) the facilities and properties owned, leased or operated by any Group Member (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

            (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "Business"), nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened;

            (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

            (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

            (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

            (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

            (g) no Group Member has assumed any liability of any other Person under Environmental Laws.

            3.17 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement) and when taken as a whole, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were, are or will be made; provided that to the extent any such statement or information was based upon or constitutes a forecast or forward looking statement, the Company represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such statements or information (it being understood that forecasts and forward looking statements are subject to significant uncertainties and contingencies many of which are beyond the Company's control and that no guarantee can be given that such forecasts and forward looking statements will be realized).

                         SECTION 4. CONDITIONS PRECEDENT

            4.1 Conditions to Effectiveness. This Agreement shall become effective upon the satisfaction of the following conditions precedent:

            (a) Credit Agreement. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Company and each Person listed on Schedule 1.1A.

            (b) Financial Statements. The Lenders shall have received copies of the financial statements described in Section 3.1.

            (c) Approvals. All governmental and third party approvals necessary in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect.

            (d) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions listed on Schedule 4.1(d), and such search shall reveal no liens on any of the assets of the Company and the Subsidiaries listed on such Schedule, except for liens permitted by Section 6.3 or discharged on or prior to the Effective Date pursuant to documentation satisfactory to the Administrative Agent.

            (e) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of the Company, dated the Effective Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, including the certificate of incorporation of the Company certified by the relevant authority of the jurisdiction of organization of the Company, and (ii) a long form good standing certificate for the Company from its jurisdiction of organization.

            (f) Legal Opinion. The Administrative Agent shall have received the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company and its Subsidiaries, substantially in the form of Exhibit D. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

            (g) Note Agreements. The Administrative Agent shall have received complete and correct copies of each Note Agreement, certified as such by a Responsible Officer.

            4.2 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit, in addition to the conditions precedent set forth in
Section 4.1, of the following conditions precedent on or prior to January 15, 2002:

            (a) Existing Bilateral Loan Agreements. The Administrative Agent shall have received satisfactory evidence that, upon the application of the proceeds of the Revolving Loans made in connection with such extension of credit, the Company's Existing Bilateral Loan Agreements shall be terminated and all amounts owing thereunder shall be paid in full.

            (b) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the date of such extension of credit.

            4.3 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on in all material respects and as of such date as if made on and as of such date (other than representations and warranties that specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Company hereunder shall constitute a representation and warranty by the Company as of the date of such extension of credit that the conditions contained in this
Section 4.3 have been satisfied.

            4.4 Additional Conditions Applicable to the Foreign Subsidiary Borrowers. The agreement of each Lender to make any extension of credit requested to be made by it to any Foreign Subsidiary Borrower on any date is subject to satisfaction or waiver of, in addition to the conditions precedent set forth in Sections 4.1, 4.2 (in the case of the initial extension of credit) and 4.3, the truthfulness and correctness in all material respects on and as of such date of the following additional representations and warranties:

                  (i) Pari Passu. The obligations of such Foreign Subsidiary Borrower under this Agreement and any Note, when executed and delivered by such Foreign Subsidiary Borrower, will rank at least pari passu with all unsecured Indebtedness of such Foreign Subsidiary Borrower.

                  (ii) No Immunities, etc. Such Foreign Subsidiary Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and any Note, and the execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Subsidiary Borrower nor any of its property, whether or not held for its own account, has any immunity (sovereign or other similar immunity) from any suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or other similar immunity) under laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement or any Loan Document. Such Foreign Subsidiary Borrower has waived every immunity (sovereign or otherwise) to which it or any of its properties would otherwise be entitled from any legal action, suit or proceeding, from jurisdiction of any court and from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) under the laws of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing in respect of its obligations under this Agreement and Loan Document. The waiver by such Foreign Subsidiary Borrower described in the immediately preceding sentence is the legal, valid and binding obligation of such Foreign Subsidiary Borrower.

                  (iii) No Recordation Necessary. This Agreement and each Note, if any, is in proper legal form under the law of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing for the enforcement hereof or thereof against such Foreign Subsidiary Borrower under the law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such Note. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and any such Note that this Agreement, any Note or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of this Agreement, any Note or any other document, except for any such filing, registration or recording, or execution or notarization, as has been made or is not required to be made until this Agreement, any Note or any other document is sought to be enforced and for any charge or tax as has been timely paid.

                  (iv) Exchange Controls. The execution, delivery and performance by such Foreign Subsidiary Borrower of this Agreement or the other Loan Documents is, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Subsidiary Borrower is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided any notification or authorization described in immediately preceding clause
      (ii) shall be made or obtained as soon as is reasonably practicable).

            Each borrowing by any Foreign Subsidiary Borrower hereunder shall constitute a representation and warranty by each of the Company and such Foreign Subsidiary Borrower as of the date of such borrowing or such issuance that the conditions contained in this Section 4.4 have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

            The Company hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any

Lender or the Administrative Agent hereunder, the Company shall and, in the case of agreements set forth in Sections 5.3, 5.4, 5.5 and 5.6, shall cause each of its Subsidiaries to:

            5.1 Financial Statements. Furnish to the Administrative Agent and each Lender:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income, of common stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; provided, however, that delivery of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this clause (a); and

            (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, of common stockholders' equity and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided, however, that delivery of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this clause (b).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.

            5.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (c), to the relevant Lender):

            (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by each Group Member with Sections 6.1 and
6.14 as of the last day of the fiscal quarter or fiscal year of the Company, as the case may be; and

            (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

            5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member and where the failure to so pay, discharge or otherwise satisfy could not reasonably be expected to have a Material Adverse Effect.

            5.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (ii) above and, with respect to Subsidiaries in the case of clause (i) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

            5.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in the business of the Company and its Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all such property in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business and similarly situated (which may include reasonable and prudent levels of self-insurance and deductibles as are customarily provided in the insurance programs maintained by such other companies to the extent such insurance is available on a commercially reasonable basis and, to the extent any such self-insurance is included, such self-insurance shall be maintained and funded, if applicable, in accordance with the customary practices for such self-insurance programs).

            5.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in conformity with GAAP (or, in the case of Foreign Subsidiaries and to the extent consistent with the preparation of the financial statements required to be delivered under Section 5.1, generally accepted accounting principles in the relevant jurisdiction) and (b) permit representatives of any Lender (coordinated through the Administrative Agent) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired upon reasonable advance notice and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants.

            5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

            (a) the occurrence of any Default or Event of Default;

            (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $10,000,000 or more and not covered by insurance,
(ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

            (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

            (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

                          SECTION 6. NEGATIVE COVENANTS

            The Company hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

            6.1 Financial Condition Covenants. (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than 3.0 to 1.0 at any time.

            (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company to be less than 3.50 to 1.

            6.2 Indebtedness. (a) Create, issue, incur, assume or become liable in respect of any Indebtedness of the Company if, after giving effect thereto, the Company would not be in compliance with Section 6.1(a).

            (b) Create, issue, incur, assume or become liable in respect of any Priority Debt, unless, at the time of creation, issuance, incurrence, assumption or becoming liable in respect thereof and after giving effect thereto, the aggregate amount of Priority Debt then outstanding does not exceed the sum of
(i) Indebtedness outstanding under operating bank lines in Denmark of up to 290,255,000 in Danish Kroner, (ii) Indebtedness of Foreign Subsidiaries under uncommitted short-term working capital facilities of up to $40,000,000 (or the Foreign Currency Equivalent thereof) in the aggregate and (iii) 15% of Consolidated Net Worth as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 5.1.

            6.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

            (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

            (d) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

            (e) any interest or title of a lessor under any lease entered into by the Company or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

            (f) nonconsensual Liens incidental to the conduct of the Company's or any Subsidiary's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendors' liens in respect of current accounts payable not overdue and extended in the ordinary course of business), and which do not in the aggregate materially detract from the value of its property or assets, or materially impair the use thereof in the operation of its business;

            (g) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or any other Subsidiary;

            (h) deposits, bonding arrangements and Liens to secure the performance of (or to secure obligations in respect of letters of credit posted to secure the performance of) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (i) Liens securing Indebtedness of Subsidiaries of the nature and not exceeding the respective amounts specified on Schedule 6.3;

            (j) any Lien on any asset of any Person existing at the time such Person is acquired by or merged or consolidated with the Company or a Subsidiary and not created in contemplation of such event and which Lien does not extend to any other property;

            (k) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition and which Lien does not extend to any other property;

            (l) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section 6.3, provided that the principal amount secured and then outstanding is not increased and the Lien is not extended to other property;

            (m) Liens in connection with loans on life insurance policies 7524455, 7524456 and 7524457 issued by Penn Mutual Life Insurance Company (the "Policies"), provided that, (A) the aggregate amount borrowed under the Policies may not exceed the lesser of (1) the cash value of the Policies and (2) $40,000,000, (B) such loans shall be without recourse to the Company and may be secured solely by the cash value (and death benefits) of the Policies, and (C) any Lien created in connection therewith shall not extend to any other property of the Company; and

            (n) Liens not otherwise permitted by this Section so long as the Company is in compliance with Section 6.2(b).

            6.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

            (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any Subsidiary;

            (b) any Subsidiary of the Company may Dispose of any or all of its assets (i) to the Company or any Subsidiary (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.5; and

            (c) the Company may merge or consolidate or amalgamate with any other corporation, provided that (i) the Company shall be the continuing or surviving corporation, or the continuing, surviving or acquiring corporation shall be a corporation organized under the laws of any State of the United States or the District of Columbia which shall expressly assume in writing (in an instrument satisfactory in form and substance to the Administrative Agent) all of the Obligations of the Company, (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (iii) the Company shall be in compliance with the covenants set forth in Sections 6.1 and 6.14 as of the last day of the immediately preceding fiscal quarter for which financial statements have been delivered pursuant to Section 5.1 after giving effect, on a pro forma basis, to such merger, consolidation or amalgamation as if it had occurred on such last day or the first day of the relevant period, as appropriate, (iv) the other Person or Persons party to such merger, consolidation or amalgamation shall be in substantially the same line of business as the Company and (v) the Company shall have delivered to the Administrative Agent at least ten Business Days prior to any such merger, consolidation or amalgamation a certificate of a Responsible Officer certifying the satisfaction of the foregoing conditions (other than the condition in clause
(ii) above) and setting forth in reasonable detail the calculations necessary to determine compliance with clause (iii) above.

            6.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

            (a) the Disposition of obsolete or worn out property in the ordinary course of business;

            (b) Dispositions permitted by Section 6.4(b);

            (c) the sale or issuance of any Subsidiary's Capital Stock to the Company or any Wholly Owned Subsidiary; and

            (d) the Disposition of other property, provided that (i) the aggregate Consolidated EBITDA for the immediately preceding fiscal year of the Company attributable to the property so Disposed shall not exceed, in the aggregate for any fiscal year of the Company, 10% of Consolidated EBITDA for such immediately preceding fiscal year and (ii) the aggregate amount of accounts receivable Disposed of pursuant to this Section 6.5(d) shall not exceed $10,000,000 (other than in connection with bona fide pledges of accounts receivable permitted under Sections 6.3(h) and (i)).

            6.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, "Restricted Payments"), except that (a) any Subsidiary may pay dividends to its shareholders and (b) the Company may pay dividends on, or repurchase, any Capital Stock of the Company in an aggregate amount not to exceed, for any fiscal year of the Company, 50% of Consolidated Pre-Tax Cash Income for the immediately preceding fiscal year of the Company.

            6.7 Optional Payments and Modifications of Certain Debt Instruments; Synthetic Purchase Agreements. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to Indebtedness under the Note Agreements (or any Indebtedness in respect of any private placement or public offering of notes or debt securities) if, at the time thereof or after giving effect thereto, a Default of Event of Default shall have occurred and be continuing or the Company shall not be in pro forma compliance with the financial covenants set forth in Sections 6.1(a) or 6.14; or (b) enter into or be party to, or make any payment under, any Synthetic Purchase Agreement.

            6.8 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Company) unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

            6.9 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member (a "Sale and Leaseback Transaction"), except for Sale and Leaseback Transactions to the extent the related Capital Lease Obligations are permitted under Sections 6.1, 6.2 and 6.14.

            6.10 Changes in Fiscal Periods. Permit the fiscal year of the Company to end on a day other than December 31 or change the Company's method of determining fiscal quarters.

            6.11 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (c) the Note Agreements and any other similar agreements that contain limitations on Liens which are substantially the same as those contained in the Note Agreements.

            6.12 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Company or any other Subsidiary of the Company, (b) make loans or advances to, or other Investments in, the Company or any other Subsidiary of the Company or (c) transfer any of its assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary and (iii) the agreements listed on Schedule 6.12 (but this covenant shall apply to any extension or renewal of, or any amendment or modification that expands the scope of, any such encumbrance or restriction in any such agreement).

            6.13 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

            6.14 Note Agreements. Fail to comply with Section 6B or 6C of the 1997 Note Agreement or Section 6B, 6C or 6F of the 2000 Note Agreement (which Sections (as in effect on the date hereof) are hereby incorporated herein by reference as if set forth herein in full (together with any related definitions) and without giving effect to any modifications or amendments thereto after the date hereof).

            6.15 Hedge Agreements. Enter into any Hedge Agreement for speculative purposes.

                              SECTION 7. GUARANTEE

            7.1 Guarantee. (a) The Company hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Foreign Subsidiary Borrowers when due (whether at the stated maturity, by acceleration or otherwise) of the Foreign Subsidiary Borrower Obligations.

            (b) The Company further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Foreign Subsidiary Borrower Obligations and/or enforcing any rights with respect to, or collecting against, the Company under this Guarantee. This Guarantee shall remain in full force and effect until the Foreign Subsidiary Borrower Obligations are paid in full and the Revolving Commitments are terminated, notwithstanding that from time to time prior thereto the Foreign Subsidiary Borrowers may be free from any Foreign Subsidiary Borrower Obligations.

            (c) No payment or payments made by the Foreign Subsidiary Borrowers or any other Person or received or collected by the Administrative Agent or any Lender from the Foreign Subsidiary Borrowers or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Foreign Subsidiary Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Company in respect of the Foreign Subsidiary Borrower Obligations or payments received or collected from the Company in respect of the Foreign Subsidiary Borrower Obligations), remain liable for the Foreign Subsidiary Borrower Obligations until the Foreign Subsidiary Borrower Obligations are paid in full and the Revolving Commitments are terminated.

            (d) The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

            7.2 Right of Set-off. Upon the occurrence of any Event of Default under Section 8(a) by any Foreign Subsidiary Borrower, the Administrative Agent and each Lender is hereby irrevocably authorized at any time and from time to time without notice to the Company, any such notice being expressly waived by the Company, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of the Company, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against or on account of the obligations and liabilities of the Company to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Company, in any currency, whether arising hereunder, under this Agreement, any Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Company promptly of any such set-off and the application made by the Administrative Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

            7.3 No Subrogation. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Administrative Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Foreign Subsidiary Borrowers or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Foreign Subsidiary Borrower Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the Foreign Subsidiary Borrowers in respect of payments made by the Company hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Foreign Subsidiary Borrowers on account of the Foreign Subsidiary Borrower Obligations are paid in full and the Revolving Commitments are terminated. If any amount shall be paid to the Company on account of such subrogation rights at any time when all of the Foreign Subsidiary Borrower Obligations shall not have been paid in full, such amount shall be held by the Company in trust for the Administrative Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Administrative Agent in the exact form received by the Company (duly indorsed by the Company to the Administrative Agent, if required), to be applied against the Foreign Subsidiary Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

            7.4 Amendments, etc. with respect to the Foreign Subsidiary Borrower Obligations; Waiver of Rights. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Foreign Subsidiary Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the

Administrative Agent or such Lender, and any of the Foreign Subsidiary Borrower Obligations continued, and the Foreign Subsidiary Borrower Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any Notes and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Foreign Subsidiary Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Foreign Subsidiary Borrower Obligations or for the guarantee under this
Section 7 or any property subject thereto. When making any demand hereunder against the Company, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Foreign Subsidiary Borrowers or any other Company, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Foreign Subsidiary Borrowers or any such other Company or any release of the Foreign Subsidiary Borrowers or such other Company shall not relieve the Company of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Company. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            7.5 Guarantee Absolute and Unconditional. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the Foreign Subsidiary Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of the guarantee under this Section 7; the Foreign Subsidiary Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee under this Section 7; and all dealings between the Foreign Subsidiary Borrowers or the Company, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee under this Section 7. The Company waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Foreign Subsidiary Borrowers or the Company with respect to the Foreign Subsidiary Borrower Obligations. The guarantee under this
Section 7 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, or any other Loan Document, any of the Foreign Subsidiary Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Foreign Subsidiary Borrowers against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Foreign Subsidiary Borrowers or the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Foreign Subsidiary Borrowers for the Foreign Subsidiary Borrower Obligations, or of the Company under the guarantee under this Section 7, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Company, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Foreign Subsidiary Borrowers or any other Person or against any collateral security or guarantee for the Foreign Subsidiary Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Foreign Subsidiary Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Foreign Subsidiary Borrowers or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Company. The guarantee under this Section 7 shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Company and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Foreign Subsidiary Borrower Obligations and the obligations of the Company under the guarantee under this Section 7 shall have been satisfied by payment in full and the Revolving Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Foreign Subsidiary Borrowers may be free from any Foreign Subsidiary Borrower Obligations.

            7.6 Reinstatement. The guarantee under this Section 7 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Foreign Subsidiary Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Foreign Subsidiary Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Foreign Subsidiary Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

                          SECTION 8. EVENTS OF DEFAULT


            If any of the following events shall occur and be continuing:

            (a) the Borrowers shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrowers shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

            (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

            (c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) (with respect to the Company only), Section 5.7(a) (with respect to notices of Defaults (other than Defaults under Section 8(d)) and Events of Default) or Section 6 of this Agreement; or

            (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Company from the Administrative Agent or the Required Lenders; or

            (e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or
(iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

            (f) (i) the Company or any Subsidiary Group shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any Subsidiary Group shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any Subsidiary Group any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any Subsidiary Group any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any Subsidiary Group shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause

(i), (ii), or (iii) above; or (v) the Company or any Subsidiary Group shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

            (h) one or more judgments or decrees shall be entered against the Company or any Subsidiary Group involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more (it being understood that to the extent a judgment or decree is entered against a Subsidiary, the value of such judgment for purposes of the foregoing monetary threshold shall be equal to the lesser of (i) the amount of such judgment and (ii) the fair market value of the assets of the Subsidiaries against which such judgment is entered), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

            (i) the guarantee in Section 7 shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

            (j) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 30% of the outstanding common stock of the Company; or (ii) the board of directors of the Company shall cease to consist of a majority of Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically the Revolving Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Company shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Company.

                              SECTION 9. THE AGENTS

            9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

            9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            9.3 Exculpatory Provisions. Neither any Agent nor its affiliates nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

            9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

            9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Company. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Company shall have occurred and be continuing) be subject to approval by the Company (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  9.10 Documentation Agent and Syndication Agent. Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                           SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. (a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders), (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i) and (z) in connection with an extension of the Termination Date in accordance with Section 2.15) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Loan Documents, or release the Company from its obligations under the guarantee set forth in
Section 7, in each case without the written consent of all Lenders; (iv) add any currencies as Foreign Currencies under this Agreement, in each case without the written consent of the Majority Facility Lenders in respect of the Multicurrency Facility; (v) amend, modify or waive any provision of Section 2.23 without the written consent of the Majority Facility Lenders in respect of the Facility adversely affected thereby; (vi) reduce the percentage specified in the definition of Majority Facility Lenders with respect to either Facility without the written consent of all Lenders under such Facility; (vii) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; (viii) amend, modify or waive any provision of Section 2.3 or 2.4 without the written consent of the Swingline Lender; or (ix) amend, modify or waive any provision of Sections 2.7 through 2.14 without the written consent of the Issuing Lender; provided, further, that this Agreement may be amended pursuant to Section 2.1(e) to add Lenders or increase Commitments as provided therein with the consent of the Company, the Administrative Agent and the relevant Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  (b) This Agreement may be amended with the consent of the Administrative Agent and all the Multicurrency Lenders, so long as no Default or Event of Default shall have occurred and be continuing, as follows:

                  (i) This Agreement will be amended to add Foreign Subsidiaries as additional Foreign Subsidiary Borrowers upon (x) execution and delivery by the Company, such additional Foreign Subsidiaries and the Administrative Agent of a Joinder Agreement, substantially in the form of Exhibit F (a "Joinder Agreement"), providing for such Foreign Subsidiaries to become Foreign Subsidiary Borrowers, (y) agreement and acknowledgment by the Company that the guarantee set forth in Section 7 covers the obligations of such additional Foreign Subsidiary and (z) delivery to the Administrative Agent of (1) corporate or other applicable resolutions, other corporate or other applicable documents and certificates in respect of such additional Foreign Subsidiary substantially equivalent to comparable documents delivered on the Effective Date, (2) legal opinions substantially in the form of Exhibit G from counsel to such Foreign Subsidiaries and otherwise in form and substance reasonably satisfactory to the Administrative Agent and (3) such other documents with respect thereto as the Administrative Agent shall reasonably request.

                  (ii) This Agreement will be amended to remove any Foreign Subsidiary Borrower upon execution and delivery by the Company to the Administrative Agent of a written notification to such effect and repayment in full of all Loans made to such Foreign Subsidiary Borrower and repayment in full of all other amounts owing by such Foreign Subsidiary Borrower under this Agreement and the other Loan Documents (it being agreed that any such repayment shall be in accordance with the other terms of this Agreement).

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto (except that any notice, request or demand to or upon the Lenders may be delivered electronically and shall be deemed to have been duly given or made when so delivered):

      Company and the Foreign            Grey Global Group Inc.
      Subsidiary Borrowers:              777 Third Avenue
                                         New York, NY  10017
                                         Attention:  Corporate Secretary
                                         Telecopy:  212-508-4488
                                         Telephone:  212-546-2424

      With a copy to:                    Skadden, Arps, Slate, Meagher
                                         & Flom LLP
                                         Four Times Square
                                         New York, NY 10036
                                         Attention:  James Douglas
                                         Telecopy:  212-735-2000
                                         Telephone: 212-735-3000

      Administrative Agent:
             New York Funding Office:    JPMorgan Chase Bank
                                         Agent Bank Services Group
                                         One Chase Manhattan Plaza, 8th Floor
                                         New York, NY  10081
                                         Attention:  Janet Belden
                                         Telecopy:  212-552-5658
                                         Telephone:  212-552-7277

             London Funding Office:      Chase Manhattan International Limited
                                         125 London Wall
                                         London EC2Y 5AJ
                                         England
                                         Attention: Steve Clarke
                                         Telecopy: 44-207-777-2360/2085
                                         Telephone: 44-207-777-2353

      With, in the case of any notice,   JPMorgan Chase Bank
      request or demand given or made    1166 Avenue of the Americas, 15th Floor
      pursuant to any Section other      New York, NY 10036
      than  Section 2, a copy to:        Attention:  Thomas Cox
                                         Telecopy:  212-899-2901
                                         Telephone:  212-899-1304

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Company prior to the Funding Date (in the case of amounts to be paid on the Funding Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Company shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Company pursuant to this Section 10.5 shall be submitted to the Company at its address set forth in Section 10.2 or to such other Person or address as may be hereafter designated by the Company in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender other than any Conduit Lender may, without the consent of the Company, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Revolving Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Company agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Company also agrees that each Participant shall be entitled to the benefits of Sections 2.24, 2.25 and 2.26 with respect to its participation in the Revolving Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.25, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender other than any Conduit Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Person (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, (i) the consent of the Company (which, shall not be unreasonably withheld or delayed) shall be required in the case any assignment to a Person that is not a Lender or a Lender Affiliate (except that the consent of the Company shall not be required for any assignment that occurs when an Event of Default pursuant to
Section 8(a) or Section 8(f) (with respect to the Company) shall have occurred and be continuing), (ii) the consent of the Administrative Agent shall be required in the case of any assignment to a Person that does not have a Revolving Commitment and (iii) unless otherwise agreed by the Company and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $5,000,000 except in the case of an assignment of all of a Lender's interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto.) Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Company or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.6(c).

                  (d) The Administrative Agent shall, on behalf of the Company, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank in accordance with applicable law.

                  (g) The Company, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

                  (h) Each of the Company, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

                  10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefited Lender") shall, at any time after the occurrence and during the continuation of an Event of Default under Section 8(a), receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other relevant Lender, if any, in respect of the Obligations owing to such other relevant Lender, such Benefited Lender shall purchase for cash from the other relevant Lenders a participating interest in such portion of the Obligations owing to each such other relevant Lender, or shall provide such other relevant Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the relevant Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Company, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. (a) The Company (and, upon any Foreign Subsidiary becoming a Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower) hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company or the Foreign Subsidiary Borrower, as the case may be, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  (b) Upon any Foreign Subsidiary becoming a Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower hereby agrees to irrevocably and unconditionally appoint the

Company or an agent for service of process located in the City of New York (the "New York Process Agent"), reasonably satisfactory to the Administrative Agent, as its agent to receive on behalf of such Foreign Subsidiary Borrower and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any such New York State or Federal court described in paragraph (a) of this subsection and agrees promptly to appoint a successor New York Process Agent in the City of New York (which successor New York Process Agent shall accept such appointment in a writing reasonably satisfactory to the Administrative Agent) prior to the termination for any reason of the appointment of the initial New York Process Agent. In any such action or proceeding in such New York State or Federal court, such service may be made on such Foreign Subsidiary Borrower by delivering a copy of such process to such Foreign Subsidiary Borrower in care of the New York Process Agent at the New York Process Agent's address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Foreign Subsidiary Borrower at its address specified in the Joinder Agreement (such service to be effective upon such receipt by the New York Process Agent and the depositing of such process in the mails as aforesaid). Each Foreign Subsidiary Borrower hereby irrevocably and unconditionally authorizes and directs the New York Process Agent to accept such service on its behalf. As an alternate method of service, each Foreign Subsidiary Borrower irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such New York State or Federal court by mailing of copies of such process to such Foreign Subsidiary Borrower by certified or registered air mail at its address specified in the Joinder Agreement. Each Foreign Subsidiary Borrower agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  To the extent that any Foreign Subsidiary Borrower has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such Foreign Subsidiary Borrower hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement and any Note.

                  10.13 Acknowledgements. The Company (and, upon any Foreign Subsidiary becoming a Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower) hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company and the Lenders.

                  10.14 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Lender Affiliate, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  10.15 WAIVERS OF JURY TRIAL. THE COMPANY(AND, UPON ANY FOREIGN SUBSIDIARY BECOMING A FOREIGN SUBSIDIARY BORROWER, SUCH FOREIGN SUBSIDIARY BORROWER), THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.16 Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto (including, upon any Foreign Subsidiary becoming a Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower) agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures in the relevant jurisdiction, the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of the Company and the Foreign Subsidiary Borrowers in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company and the Foreign Subsidiary Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Company and the Foreign Subsidiary Borrowers contained in this Section 10.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     GREY GLOBAL GROUP INC.

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     JPMORGAN CHASE BANK, as Administrative
                                     Agent and as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     FLEET NATIONAL BANK, as Syndication Agent and as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     HSBC BANK USA, as Documentation Agent and as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     NORTH FORK BANK, as a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     THE BANK OF NEW YORK, as a Lender

                                     By:



                                         ---------------------------------------
                                         Name:
                                         Title: